EXHIBIT 12

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                               Years Ended December 31,
                                      ---------------------------------------
                                       2000     1999    1998    1997    1996
                                      ------   ------  ------  ------  ------
                                               (dollars in millions)

Income from continuing operations    $4,452   $5,576  $3,049  $6,483  $4,100
Income taxes                          2,393    3,118   1,636   1,025   1,464
Losses (earnings) of
   nonconsolidated associates           332      325     239     105     (71)
Minority interests                      (13)      28      20     (44)    (53)
Amortization of capitalized interest     69       66      68      56      54
                                      -----    -----   -----   -----   -----

Income from continuing operations
  before income taxes,
  undistributed income of associates,
  and capitalized interest            7,233    9,113   5,012   7,625   5,494
                                      -----    -----   -----   -----   -----

Fixed charges included in income
  from continuing operations
  Interest and related
    charges on debt                   9,475    7,642   6,441   5,742   5,411
  Portion of rentals deemed
    to be interest                      341      284     251     264     229
                                      -----    -----   -----   -----   -----
      Total fixed charges
        included in income
        from continuing operations    9,816    7,926   6,692   6,006   5,640
                                      -----    -----   -----   -----   -----

Earnings available for
   fixed charges                    $17,049  $17,039 $11,704 $13,631 $11,134
                                     ======   ======  ======  ======  ======

Fixed charges
  Fixed charges included
    in income from
    continuing operations            $9,816   $7,926  $6,692  $6,006  $5,640
  Interest capitalized in the period    137       95     110     126      49
                                      -----    -----   -----   -----   -----
      Total fixed charges            $9,953   $8,021  $6,802  $6,132  $5,689
                                      =====    =====   =====   =====   =====

Ratios of earnings to fixed charges    1.71     2.12    1.72    2.22    1.96
                                       ====     ====    ====    ====    ====




                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                         Six Months Ended June 30,
                                       -----------------------------
                                         2001                   2000
                                        ------                 ------
                                          (dollars in millions)

Income from continuing operations        $714                 $3,534
Income taxes                              512                  1,712
Losses (earnings) of
   nonconsolidated associates             208                    225
Minority interests                         (5)                    (4)
Amortization of capitalized interest       37                     36
                                        -----                  -----

Income from continuing operations
  before income taxes,
  undistributed income of associates,
  and capitalized interest              1,466                  5,503
                                        -----                  -----

Fixed charges included in income
  from continuing operations
  Interest and related
    charges on debt                     4,559                  4,526
  Portion of rentals deemed
    to be interest                        161                    254
                                        -----                  -----
      Total fixed charges
        included in income
        from continuing operations      4,720                  4,780
                                        -----                  -----

Earnings available for fixed charges   $6,186                $10,283
                                        =====                 ======

Fixed charges
  Fixed charges included in income
    from continuing operations         $4,720                 $4,780
  Interest capitalized in the period       79                     66
                                        -----                  -----
      Total fixed charges              $4,799                 $4,846
                                        =====                  =====

Ratios of earnings to fixed charges      1.29                   2.12
                                         ====                   ====